Exhibit 99.1

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2019 Financial Results
Revenue of $79.7 million, up 32 percent year-over-year and up 3 percent from the previous quarter.

AUSTIN, Texas (Nov. 6, 2019)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital banking and lending solutions, today announced results for its third quarter ending Sept. 30, 2019.

Third Quarter 2019 Results

•	Revenue for the third quarter of $79.7 million, up 32 percent year-over-year and up 3 percent from the previous quarter.

•
GAAP gross margin for the third quarter of 49.3 percent, down from 50.2 percent in the prior-year quarter. Non-GAAP gross margin for the third quarter of 53.6 percent, down from 53.8 percent in the prior-year quarter.

•
GAAP net loss for the third quarter of $18.6 million, compared to GAAP net losses of $8.9 million for the prior-year quarter and $17.3 million for the second quarter of 2019. Adjusted EBITDA for the third quarter of $5.6 million, compared to $5.7 million in the prior-year quarter and $3.2 million in the second quarter of 2019.

“We were very pleased with the results in the quarter,” said Matt Flake, CEO of Q2. “We built on our sales momentum from the first half of the year, achieving record cross-sale bookings and signing a broad range of new deals that included the largest deal in Cloud Lending's history. In October, we announced and closed our acquisition of PrecisionLender, a leading enterprise SaaS provider of data-driven sales enablement, pricing and portfolio management solutions. PrecisionLender brings an attractive growth profile to our business, and its employees and products substantially strengthen our commercial and data-analytics capabilities.”

Third Quarter Highlights

•	Signed a digital banking contract for Q2's corporate solution with a top-five credit union in the United States.

•	Signed a digital lending contract utilizing Q2's Cloud Lending platform with a top-20 financial services company, representing the largest deal in Cloud Lending's history.

•	Exited the third quarter with approximately 14.1 million registered users on the Q2 platform, representing 14 percent year-over-year and 3 percent sequential growth from the second quarter.

“As disclosed previously, we consummated the acquisition of PrecisionLender on Oct. 31, 2019 for approximately $510 million, which we funded entirely from cash on hand,” said Jennifer Harris, CFO of Q2. “We are currently working through the purchase accounting with an independent valuation firm.”

Financial Outlook

Q2 Holdings is providing guidance for its fourth quarter 2019 as follows:

•
Total revenue, excluding the impact of the acquisition of PrecisionLender, of $84.4 million to $86.4 million, which represents year-over-year growth of 26 percent to 29 percent. We anticipate PrecisionLender will add approximately $3.5 million to $4.0 million in revenue to the fourth quarter prior to any related purchase accounting adjustments, bringing the gross revenue guide for the quarter to $87.9 million to $90.4 million on a combined basis, which represents year-over-year growth of 31 percent to 35 percent prior to any related purchase accounting adjustments. Given the recency of the PrecisionLender acquisition, we are not able to estimate the related purchase accounting at this time without unreasonable effort.

•
Adjusted EBITDA, excluding the impact of the acquisition of PrecisionLender, of $11.0 million to $13.0 million. The addition of PrecisionLender will reduce the total adjusted EBITDA guide for the fourth quarter to $7.7 million to $10.5 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA.

Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2019 as follows:

•
Total revenue, excluding the impact of the acquisition of PrecisionLender, of $313.0 million to $315.0 million, which represents year-over-year growth of 30 percent to 31 percent. We anticipate PrecisionLender will add approximately $3.5 million to $4.0 million in revenue to the fourth quarter prior to any related purchase accounting adjustments, bringing the gross revenue guide for the year to $316.5 million to $319.0 million on a combined basis, which represents year-over-year growth of 31 percent to 32 percent prior to any related purchase accounting adjustments. Given the recency of the PrecisionLender acquisition, we are not able to estimate the related purchase accounting at this time without unreasonable effort.

•
Adjusted EBITDA, excluding the impact of the acquisition of PrecisionLender, of $20 million to $22 million. The addition of PrecisionLender decreases the Adjusted EBITDA guide for the full year to $16.7 million to $19.5 million on a combined basis. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Nov. 7, 2019
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO & President / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	4377947
Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.q2ebanking.com/.

An archived replay of the webcast will be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening financial institutions that serve them. We empower banks, credit unions, and other financial services providers to be the ever-present companion on an account holder's financial journey-helping our customers unlock new opportunities, grow their businesses, and improve efficiencies. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales and bookings momentum, the benefits of the PrecisionLender acquisition and its ability to drive growth and strengthen Q2's commercial and data-analytics capabilities, PrecisionLender's fourth quarter revenue and Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and FinTechs and new products and services; (b) the risk that the market for Q2's solutions does not grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and FinTech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with data breaches and breaches of security measures within Q2's products, systems and infrastructure and the resultant harm to Q2's business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers' spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2019 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling our solutions internationally; and (t) the impact on our cash holdings of the PrecisionLender acquisition and the risk that our debt repayment obligations may adversely affect our financial condition and cash flows from operations in the future and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business are contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Beth Williams	Josh Yankovich or Steve Calk
Q2 Holdings, Inc.	Q2 Holdings, Inc.
O: (512) 682-4285	O: (512) 682-4463
beth.williams@q2ebanking.com	josh.yankovich@q2ebanking.com
stephen.calk@q2ebanking.com

###

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$601,156	$108,341
Restricted cash	2,152	1,815
Investments	35,696	68,979
Accounts receivable, net	24,349	19,668
Contract assets, current portion	826	598
Prepaid expenses and other current assets	6,114	3,983
Deferred solution and other costs, current portion	13,902	10,501
Deferred implementation costs, current portion	4,638	4,427
Total current assets	688,833	218,312
Property and equipment, net	39,917	34,994
Right of use assets	29,159	—
Deferred solution and other costs, net of current portion	25,384	16,761
Deferred implementation costs, net of current portion	14,884	9,948
Intangible assets, net	54,167	63,296
Goodwill	107,857	107,907
Contract assets, net of current portion	13,981	10,272
Other long-term assets	3,502	2,230
Total assets	$977,684	$463,720

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$56,659	$31,150
Deferred revenues, current portion	52,047	42,531
Lease liabilities, current portion	7,472	—
Total current liabilities	116,178	73,681
Convertible notes, net of current portion	419,326	182,723
Deferred revenues, net of current portion	25,391	23,063
Deferred rent, net of current portion	—	8,151
Lease liabilities, net of current portion	30,309	—
Other long-term liabilities	4,639	17,202
Total liabilities	595,843	304,820
Stockholders' equity:
Common stock	5	4
Additional paid-in capital	609,327	331,355
Accumulated other comprehensive income/(loss)	142	(37)
Accumulated deficit	(227,633)	(172,422)
Total stockholders' equity	381,841	158,900
Total liabilities and stockholders' equity	$977,684	$463,720

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	79,702	60,541	228,644	173,923
Cost of revenues (1) (2)	40,447	30,140	117,683	86,420
Gross profit	39,255	30,401	110,961	87,503

Operating expenses:
Sales and marketing (1)	15,700	11,467	47,371	34,541
Research and development (1)	19,617	12,904	56,392	35,817
General and administrative (1)	13,418	11,237	41,357	32,331
Acquisition related costs	2,758	1,811	7,453	2,325
Amortization of acquired intangibles	912	251	3,032	987
Unoccupied lease charges (3)	244	—	244	658
Total operating expenses	52,649	37,670	155,849	106,659
Loss from operations	(13,394)	(7,269)	(44,888)	(19,156)
Other income (expense), net	(5,206)	(1,877)	(10,630)	(5,005)
Loss before income taxes	(18,600)	(9,146)	(55,518)	(24,161)
Benefit from income taxes	31	287	307	627
Net loss	$(18,569)	$(8,859)	$(55,211)	$(23,534)
Other comprehensive loss:
Unrealized gain on available-for-sale investments	37	78	247	56
Foreign currency translation adjustment	(59)	—	(68)	—
Comprehensive loss	$(18,591)	$(8,781)	$(55,032)	$(23,478)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.39)	$(0.21)	$(1.21)	$(0.55)
Weighted average common shares outstanding, basic and diluted	47,782	42,993	45,519	42,597

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenues	$1,478	$1,240	$4,454	$3,320
Sales and marketing	2,060	1,474	5,462	4,128
Research and development	2,598	1,758	7,083	4,680
General and administrative	3,934	3,026	11,536	8,469
Total stock-based compensation expenses	$10,070	$7,498	$28,535	$20,597

(2)
Includes amortization of acquired technology of $1.9 million and $0.9 million for the three months ended September 30, 2019 and 2018, respectively, and $5.5 million and $2.7 million for the nine months ended September 30, 2019 and 2018, respectively.

(3) Unoccupied lease charges include costs related to the early exit from one of our Atlanta facilities and a portion of our south Austin facility, partially offset by anticipated sublease income from these facilities.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	(55,211)	(23,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred implementation, solution and other costs	9,670	6,234
Depreciation and amortization	17,728	11,441
Amortization of debt issuance costs	1,004	587
Amortization of debt discount	10,150	5,370
Amortization of premiums on investments	124	2
Stock-based compensation expenses	29,376	20,597
Deferred income taxes	(341)	(429)
Other non-cash charges	651	771
Changes in operating assets and liabilities	(14,479)	(24,899)
Net cash used in operating activities	(1,328)	(3,860)
Cash flows from investing activities:
Net maturities (purchases) of investments	33,405	(44,498)
Purchases of property and equipment	(12,490)	(12,174)
Business combinations and asset acquisitions, net of cash acquired	—	(150)
Purchases of intangible assets	(288)	(46)
Net cash provided by (used in) investing activities	20,627	(56,868)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	195,289	—
Proceeds from issuance of convertible notes, net of issuance costs	307,016	223,167
Purchase of capped call transactions	(40,765)	—
Purchase of convertible notes bond hedge	—	(41,699)
Proceeds from issuance of warrants	—	22,379
Proceeds from exercise of stock options to purchase common stock	12,313	10,699
Net cash provided by financing activities	473,853	214,546
Net increase in cash, cash equivalents, and restricted cash	493,152	153,818
Cash, cash equivalents, and restricted cash, beginning of period	110,156	60,276
Cash, cash equivalents, and restricted cash, end of period	$603,308	$214,094

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$39,255	$30,401	$110,961	$87,503
Stock-based compensation	1,478	1,240	4,454	3,320
Amortization of acquired technology	1,941	912	5,514	2,736
Acquisition related costs	27	—	98	—
Non-GAAP gross profit	$42,701	$32,553	$121,027	$93,559

Non-GAAP gross margin:
Non-GAAP gross profit	$42,701	$32,553	$121,027	$93,559
GAAP revenue	79,702	60,541	228,644	173,923
Non-GAAP gross margin	53.6%	53.8%	52.9%	53.8%

GAAP sales and marketing expense	$15,700	$11,467	$47,371	$34,541
Stock-based compensation	(2,060)	(1,474)	(5,462)	(4,128)
Non-GAAP sales and marketing expense	$13,640	$9,993	$41,909	$30,413

GAAP research and development expense	$19,617	$12,904	$56,392	$35,817
Stock-based compensation	(2,598)	(1,758)	(7,083)	(4,680)
Non-GAAP research and development expense	$17,019	$11,146	$49,309	$31,137

GAAP general and administrative expense	$13,418	$11,237	$41,357	$32,331
Stock-based compensation	(3,934)	(3,026)	(11,536)	(8,469)
Non-GAAP general and administrative expense	$9,484	$8,211	$29,821	$23,862

GAAP operating loss	$(13,394)	$(7,269)	$(44,888)	$(19,156)
Stock-based compensation	10,070	7,498	28,535	20,597
Acquisition related costs	2,784	1,811	7,550	2,325
Amortization of acquired technology	1,941	912	5,514	2,736
Amortization of acquired intangibles	912	251	3,032	987
Unoccupied lease charges	244	—	244	658
Non-GAAP operating income (loss)	$2,557	$3,203	$(13)	$8,147

GAAP net loss	$(18,569)	$(8,859)	$(55,211)	$(23,534)
Stock-based compensation	10,070	7,498	28,535	20,597
Acquisition related costs	2,784	1,811	7,550	2,325
Amortization of acquired technology	1,941	912	5,514	2,736
Amortization of acquired intangibles	912	251	3,032	987
Unoccupied lease charges	244	—	244	658
Amortization of debt discount and issuance costs	5,380	2,523	11,153	5,957
Non-GAAP net income	$2,762	$4,136	$817	$9,726

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	47,782	42,993	45,519	42,597
Weighted-average effect of potentially dilutive shares	2,560	2,386	2,600	2,277
Pro forma diluted weighted-average number of common shares	50,342	45,379	48,119	44,874

Calculation of non-GAAP income per share:
Non-GAAP net income	$2,762	$4,136	$817	$9,726
Pro forma diluted weighted-average number of common shares	50,342	45,379	48,119	44,874
Non-GAAP net income per share	$0.05	$0.09	$0.02	$0.22

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(18,569)	$(8,859)	$(55,211)	$(23,534)
Depreciation and amortization	5,932	3,689	17,728	11,441
Stock-based compensation	10,070	7,498	28,535	20,597
Benefit from income taxes	(31)	(287)	(307)	(627)
Interest (income) expense, net	5,157	1,877	10,508	5,005
Acquisition related costs	2,784	1,811	7,550	2,325
Unoccupied lease charges	244	—	244	658
Adjusted EBITDA	$5,587	$5,729	$9,047	$15,865